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Exhibit 10.111

Mr. Klaus H. Jung	March 14, 2008

President

Reeves Park, Inc.

5050 Lincoln Drive

Suite 470

Edina, MN 55436

Re: Manufacturing Agreement

Dear Klaus:

This letter agreement (the “Agreement”) sets forth the terms and conditions of the sale of Charles & Colvard created Moissanite (“Moissanite”) by Charles & Colvard, Ltd. (“C&C”), to Reeves Park (“Buyer”). In addition to this letter and the attached terms and conditions there are other agreements between the two companies including but not limited to: a License Agreement, various Consignment Agreements and a Security Agreement.

C&C hereby agrees to sell to Buyer commercially reasonable amounts of Moissanite, using the pricing set forth in the then current price list, (Price File *****) for use by Buyer in the manufacturing of fine jewelry featuring Moissanite; provided, however, the prices charged to Buyer will be no more than the lowest charged for any jewelry industry manufacturing customer of C&C worldwide. In addition, the parties hereto agree to the following;

1.	Effective July 1, 2007 C&C will fund at a *****% rate all pre-approved, eligible advertising/promotional activity expenses submitted by the Buyer dealing with advertising/promotional materials in which Moissanite is being promoted/advertised. This funding is limited to *****% of net purchases made by the Buyer. C&C agrees to consider additional funding greater than the *****% of net purchases amount on a specific pre-approved basis. Credit will be given via credit memo to Buyer’s account within 30 days after Buyer presents sufficient supporting documentation to C&C.

2.	Upon Buyer’s request, C&C also agrees to provide the staff of the Buyer with any required training materials and guidance concerning Moissanite, C&C’s marketing strategy and C&C’s product positioning for Moissanite.

3.	With respect to the sale and delivery of new Charles & Colvard created Moissanite, Buyer shall have 45 days within which to inspect and thereupon reject any new items that are damaged or that do not conform to Buyer’s ordering specifications. If Buyer returns damaged or non-conforming items within the foregoing 45-day time period, then Buyer shall be given credit for an amount equal to 100% of the price charged to Buyer by C&C for such returned items. For purposes of this Agreement, the foregoing 45-day time period also applies to Moissanite shipped to a party, such as a manufacturer of jewelry, designated in writing by Buyer to receive the Moissanite. Notwithstanding the foregoing, to receive their credit, Buyer must report any damaged or non conforming items within 15 days subsequest to the end of a quarter or 30 days subsequent to the end of each calendar year.

4.	With respect to Moissanite accepted and used by Buyer, the following provisions apply:

a. As of July 1, 2007 of the amount of new Moissanite thereafter purchased by Buyer during each calendar quarter Buyer may return up to an amount equal to *****% of such purchases for *****% of the price originally paid by Buyer for the returned items, and Buyer will not be charged a re-stocking fee or like charge in connection with the return of such items. No more than *****% of such items shall be damaged. These returns must be quantified within 30 days of the end of the applicable quarter and completed within a reasonable period thereafter.

b. For any damaged Moissanite not covered by the provisions of paragraph 4(a) above, Buyer may return such items and receive a credit of up to *****% of the price paid originally paid by Buyer for the returned items; and Buyer will not be charged a re-stocking fee or like charge in connection with the return of such items.

c. Under no circumstances will credit be given for any damaged jewels 3.0mm in size or smaller.

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Mr. Klaus H. Jung

March 14, 2008

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5.	C&C agrees to provide stock re-balancing quarterly on a dollar value per dollar value basis, up to a maximum of *****% of the purchases made by Buyer in the most recent quarter prior to the request for re-balancing. This stock balancing will occur within 15 days of the end of the quarter for which the charge applies.

6.	As of and from the date hereof March 14, 2008, all stock ordered for use in trunk shows will be delivered to Buyer on a consignment basis. These consignment shipments will be governed by a separate written consignment agreement that will set forth the terms of the consignment arrangement including, but not limited to, the amount of consigned Moissanite jewelry and length of the consignment period.

7.	Buyer agrees to provide, to the best of its ability and apply best efforts to provide retail forecasting and reporting on a timely basis, to C&C for all major programs that Buyer sells Moissanite jewelry.

8.	With respect to the sale and delivery of new Charles & Colvard created moissanite, Buyer agrees to remit to C&C an amount equal to no less than *****% of the amount invoiced prior to the shipment of the amount invoiced. The parties hereto acknowledge and agree that the total amount so received by C&C shall be applied to amounts due C&C by Buyer for Moissanite previously ordered and shipped with the understanding that all monies will be applied to interest due first and then from the oldest invoices(s) first. With respect to the sale and delivery of new Charles & Colvard created Moissanite, an invoiced amount is due and payable ***** days from the invoice date for purposes of the computation of interest as contemplated by paragraph 10 below, and for other purposes under this Agreement.

9.

Beginning with the 2nd calendar quarter in 2008, and for each calendar quarter thereafter until all amounts past due C&C from Buyer are paid in full, the amounts paid by Buyer pursuant to the provisions of paragraph 8 above shall be aggregated and during each calendar quarter Buyer agrees to remit to C&C at least $*****. Such amounts shall also be applied to interest due first and then from the then oldest invoice(s) first. Buyer’s failure to remit the minimum payment per quarter shall be considered a material breach of this Agreement for termination purposes. Any amount paid by Buyer in a calendar quarter under the provision of this paragraph 9 towards the $***** minimum and which was not used to pay for new Charles & Colvard created Moissanite which was invoiced under the provisions of paragraph 8 above shall be automatically applied by C&C against amounts invoiced to Buyer in the following calendar quarter for shipments under the provision of paragraph 8 ..above.

10.	Beginning April 1, 2008, C&C shall provide Buyer a monthly summary of accounts receivable by age and shall charge *****% per annum on amounts that are past due until paid in full; provided, however, if Buyer is able to secure financing from any source so that Buyer liquidates all of its past due obligations to C&C by December 31, 2008, then C&C agrees to immediately issue a credit to Buyer in an amount equal to all charges for interest theretofore imposed by C&C on Buyer’s account.

Buyer hereby recognizes, and agrees to cooperate with C&C in the protection of, all C&C trademarks, copyrights and intellectual property. Buyer acknowledges receipt of the Brand Identity Guidelines provided by C&C and agrees to market Charles & Colvard created Moissanite in a manner consistent with such guidelines. Additionally, Buyer shall use commercially reasonable efforts to ensure its customers abide by such guidelines.

Unless sooner terminated, this Agreement remains in effect from the effective date hereof through December 31, 2009. Either party may terminate this Agreement only for “good cause”. Good cause shall be any intentional, material, repeated or continuous breach of this Agreement by either party. The party intending to terminate shall give the other notice specifying the cause for termination, and the recipient may cure the breach within 30 days of receipt of such notice.

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Mr. Klaus H. Jung

March 14, 2008

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Buyer hereby reissues, ratifies, and confirms the enforceability and validity of all consignment agreements and security agreements (whenever executed and as amended from time to time, the “Consignment and Security Agreements”) between Buyer and C&C with respect to Moissanite, and agrees that all Consignment and Security Agreements constitute the legal, valid, and binding obligations of Buyer, enforceable in accordance with their respective terms. In addition, and except as provided in the introductory paragraph of this Agreement, Buyer and C&C acknowledge and agree that neither the execution and delivery of any new manufacturing agreement or this Agreement nor any of the terms, provisions, covenants, or agreements contained in any new manufacturing agreement or this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Buyer under the terms of the Consignment and Security Agreements.

If the forgoing meets with your understanding of our agreement, please sign two copies of this Agreement and return one fully executed copy for our files.

Charles & Colvard, Ltd.		Agreed and Accepted by “Buyer”

By:	/s/ James R. Braun	By:	/s/ Klaus Jung
Name:	James R. Braun	Name:	Klaus Jung
Title:	VP of Finance & CFO	Title:	President/CEO
Date:	3-17-08	Date:	3-14-08

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TERMS AND CONDITIONS

1. ACCEPTANCE OF ORDERS. C&C’s acceptance of all orders for Charles & Colvard created Moissanite (the “Product”) and all offers and sales by C&C are subject to and expressly conditioned upon Buyer’s acceptance of the terms and conditions of this Agreement, and Buyer’s acceptance of any offer by C&C must be made on such terms and conditions exactly as offered by C&C. Any of Buyer’s terms and conditions which are different from or in addition to those contained in this Agreement are objected to by C&C and shall be of no effect unless specifically agreed to in writing by C&C. Shipment of the Product shall not be construed as acceptance of any of Buyer’s terms and conditions which are different from or in addition to those contained herein. Buyer’s acceptance of the Product furnished by C&C pursuant hereto shall constitute Buyer’s acceptance of the terms and conditions of this Agreement.

This Agreement shall be governed by and construed under the laws of the State of North Carolina as if made and to be performed entirely within such state.

2. PRICES. The prices stated in this Agreement are F.O.B. C&C’s manufacturing facilities and do not include transportation, insurance or any sales, use, excise or other taxes, duties, fees or assessments imposed by any jurisdiction. All applicable taxes shall be paid by Buyer, unless Buyer provides C&C with appropriate tax exemption certificates. Buyer shall promptly reimburse C&C for any taxes paid by C&C which are the responsibility of Buyer hereunder. All prices and other terms are subject to correction for typographical or clerical errors. Prices are subject to change annually at the sole discretion of C&C.

3. TERMS OF SALE & PAYMENT. C&C shall provide the Product in the “very good” grade which includes slight possible color saturations and inclusions. Buyer shall pay for the Product in cash upon delivery, unless an earlier or later time for payment is specified in the Agreement (in which case payment shall be due at the time so specified). Each shipment shall be considered a separate and independent transaction and payment for each shipment shall be due accordingly.

C&C may, at its option, elect to extend credit to Buyer. If C&C extends credit to Buyer, invoices will be issued upon shipment and payment shall be due in full within ***** from the invoice date. C&C reserves the right to change the amount of or withdraw any credit extended to Buyer at any time without notice to Buyer.

Amounts not paid when due shall be subject to interest at the rate of ***** per month or, if less, the maximum rate permitted by law.

In the event of the bankruptcy or insolvency of Buyer, or the filing of any proceeding by or against Buyer under any bankruptcy, insolvency or receivership law, or in the event Buyer makes an assignment for the benefit of creditors, C&C may, at its election and without prejudice to any other right or remedy, exercise all rights and remedies granted to C&C in Section 7 as in the case of a default by Buyer under this Agreement.

4. DELIVERY, TITLE AND RISK OF LOSS. All sales hereunder shall be F.O.B. C&C’s manufacturing facilities, and the Product shall be deemed delivered to Buyer when delivered to the transportation company at the C&C’s manufacturing facilities. Unless otherwise agreed in writing by C&C, all transportation charges and expenses shall be paid by Buyer, including the cost of any insurance against loss or damage in transit which C&C may obtain on Buyer’s behalf. C&C reserves the right to ship the Product freight collect.

C&C hereby reserves, and Buyer hereby grants to C&C, a purchase money security interest in all Product purchased under this Agreement, together with all proceeds thereof, including insurance proceeds. Such security interest secures all of Buyer’s obligations arising under this Agreement, and any other agreements between Buyer and C&C, until all amounts due C&C hereunder have been paid in full. Buyer agrees to promptly execute and deliver appropriate financing statements evidencing C&C’s security interest upon C&C’s request. This purchase money security interest shall be subordinate to Buyer’s senior Well Fargo Loan facility

Title and risk of loss and/or damage to the Product shall pass to Buyer upon delivery of the Product to the transportation company at C&C’s manufacturing facilities. Confiscation or destruction of or damage to the Product shall not release, reduce or in any way affect the liability of Buyer hereunder. In the event Buyer rejects or revokes acceptance of any Product for any reason, all risk of loss and/or damage to such Product shall nonetheless remain with Buyer unless and until the same are returned at Buyer’s expense to such place as C&C may designate in writing.

Buyer shall inspect all Product promptly upon receipt and file claims with the transportation company in the event there is evidence of shipping damage.

5. PERFORMANCE. C&C shall make a reasonable effort to observe the dates specified herein or such later dates as may be agreed to by Buyer for delivery or other performance, but C&C shall not be liable for any delay in delivery or failure to perform due to acceptance of prior orders, strike, lockout, riot, war, fire, act of God, accident, delays caused by any subcontractor or supplier or by Buyer, technical difficulties, failure or breakdown of machinery or components necessary to order completion, inability to obtain or substantial rises in the price of labor or materials or manufacturing facilities, or compliance with any law, regulation, order or direction, whether valid or invalid, of any governmental authority or

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instrumentality thereof, or due to any unforeseen circumstances or any causes beyond its control, whether similar or dissimilar to the foregoing and whether or not foreseen. No penalty of any kind shall be effective against C&C for delay or failure; provided, however, that if the delay or failure extends beyond six (6) months from the originally scheduled date either party may, with written notice to the other, terminate this Agreement without further liability.

6. ACCEPTANCE. All Product delivered hereunder shall be deemed accepted by Buyer as conforming to this Agreement, and Buyer shall have no right to revoke any acceptance, unless written notice of the claimed nonconformity is received by C&C within twenty (20) days of delivery thereof. Notwithstanding the foregoing, any use of the Product by Buyer, its agents, employees, contractors or licensees, for any purpose, after delivery thereof, shall constitute acceptance of that product by Buyer.

7. DEFAULT AND TERMINATION. Buyer may terminate this Agreement if C&C materially defaults in the performance of its obligations hereunder and fails to cure such default within sixty (60) days after written notice thereof from Buyer. Such termination shall be Buyer’s sole remedy in the event of a default by C&C.

Buyer shall be deemed in material default under this Agreement if Buyer fails to pay any amounts when due hereunder, cancels or attempts to cancel this Agreement prior to delivery or refuses delivery or otherwise fails to perform its obligations hereunder or fails to pay C&C any sums due under any other agreement or otherwise. In the event of a material default by Buyer, C&C may, upon written notice to Buyer, (1) suspend its performance and withhold shipments, in whole or in part, (2) terminate this Agreement, (3) declare all sums owing to C&C immediately due and payable and/or (4) recall Product in transit, retake same and repossess any Product held by C&C for Buyer’s account, without the necessity of any other proceedings, and Buyer agrees that all Product so recalled, taken or repossessed shall be the property of C&C, provided that Buyer is given credit therefore. Exercise of any of the foregoing remedies shall not be construed as limiting, in any manner, any of the rights or remedies available to C&C under the Uniform Commercial Code or other laws.

8. PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS. The sale of the Product hereunder does not convey any expressed or implied license under any patent, copyright, trademark or other proprietary rights owned or controlled by C&C, whether relating to the Product sold or any manufacturing process or other matter. All rights under any such patent, copyright, trademark or other proprietary rights are expressly reserved by C&C.

9. MANUFACTURING PRACTICES. When engaged in the design, production or distribution of any jewelry containing the Product, Buyer and its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of jewelry containing the Product shall not engage in the use of child labor, prison or any type of forced labor, or any other labor practices that may violate the sensibilities of the American public. Buyer shall certify to C&C from time to time, upon C&C’s demand, that it, as well as its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of the Product does not engage in such labor practices. Upon C&C’s demand, Buyer shall also certify that all rules and regulations, as well as all measures of safety, health, and labor practices, recommended or requested by the relevant authorities of Buyer’s governing municipalities, as well as the governing municipalities of Buyer’s agents, sub-manufacturers, or contractors involved in the design, production or distribution of the Product have been complied with. Buyer shall indemnify C&C for, and hold C&C harmless from, all claims, actions or demands arising from any action or omission that occurs on Buyer’s, its agent’s, sub-manufacturer’s or contractor’s premises. Furthermore, C&C guarantees that no radioactive process has been utilized in the manufacturing process of the Product.

10. LIMITED WARRANTY. Other than as set out herein, C&C makes no warranty or other representation concerning the Product; and, other than as specifically provided in this Agreement, C&C’s liability is limited to replacement of any Product not conforming to the specifications set out in Section 3 of this Agreement upon their return to C&C. Buyer reserves the right to return any Product not conforming to the specifications set out herein to C&C. C&C shall pay return shipping, handling and insurance on the replacements for the Product that does not meet the specifications in Section 3. All returned Product must be accompanied by a return authorization number that should be displayed prominently on the outside of the package. All other shipping, handling and insurance for returns shall be paid by Buyer. The warranty set forth in this Section 10 is intended solely for the benefit of Buyer. All claims hereunder shall be made by Buyer and may not be made by Buyer’s customers. THE WARRANTY SET FORTH ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY C&C, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE OF USE.

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LICENSING AGREEMENT

This Agreement is by and between Charles & Colvard, Ltd., having its principal office at 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560 (“Licensor”) and Reeves Park, Inc. having its principal office at 5050 Lincoln Drive, Suite 470, Edina, MN 55436 (“Licensee”):

A. Licensor desires to license certain of its trademarks, which are set forth on the attached the Brand Identity Guidelines.

B. The Trademarks and Copyright Works are valuable rights of the Licensor. Licensor desires to and Licensee agrees to protect the integrity of the Trademarks and Copyright Works so as to avoid consumer confusion and to distinguish Licensor’s products from those of its competitors. Licensee shall exercise this protection by conforming to certain guidelines concerning the use of the Trademarks and Copyright Works, as described in the Brand Identity Guidelines.

C. Licensee wishes to use the Trademarks and Copyright Works in connection with the advertising, promotion and sale of Licensee’s products which incorporate Charles & Colvard created Moissanite jewels.

Now, therefore, in consideration of the mutual promises of the Agreement, the parties agree as follows:

1.	GRANT OF LICENSE

Licensor grants to Licensee, subject to the terms and conditions of this Agreement, the non-exclusive right to use the Trademarks and Copyright Works listed in the Brand Identity Guidelines, in connection with Licensee’s advertisement, promotion and sale of Licensee’s products which incorporate Charles & Colvard created Moissanite jewels. Licensee may use the Trademarks and Copyright Works: (i) only in the United States of America without reasonable prior written notice to Licensor; (ii) only in connection with Licensee’s advertisements, promotional and sales materials (including but not limited to online advertising and promotion) (collectively “Advertisements”); and (iii) only as permitted by this Agreement. Licensee may make no other use of the Trademarks and Copyright Works and Licensor reserves any rights, benefits and opportunities not expressly granted to Licensee under this Agreement.

2.	TERM AND TERMINATION

The term of this Agreement shall begin on the date of this Agreement and end simultaneously with the termination of the Manufacturing Agreement of even date hereof between Licensor and Licensee concerning manufacture of jewelry incorporating Charles & Colvard created Moissanite Jewels, unless sooner terminated. Licensor may terminate this Agreement at any time and for any reason.

3.	ROYALTIES

Licensee is not obligated to pay Licensor any royalties for the use of the Trademarks or Copyright Works under the terms of this agreement.

4.	QUALITY AND APPROVAL

(a) Purpose of Quality Control. In order to maintain the quality and reputation of the Trademarks and the rights in the Copyright Works, all Advertisements must have Licensor’s prior approval.

(b) Pre-approved Materials. All advertising, promotional and sales material bearing or incorporating the Trademarks and/or Copyright Works which are supplied to Licensee directly by Licensor, without change or alteration of any kind, shall be considered approved.

(c) Materials Requiring Prior Approval. Licensor and Licensee shall cooperate in the development by Licensee of Advertisements containing the Trademarks and/or Copyright Works which are not pre-approved to facilitate the timely approval of such materials. Licensee shall submit to Licensor for prior approval any and all Advertisements containing or bearing the Trademarks and/or Copyright Works which are not pre-approved. Licensee shall not use the Trademarks and/or Copyright Works in connection with Advertisements before obtaining Licensor’s approval. Licensor may withhold its approval for any reason. If Licensor fails to approve a submittal within twenty (20) days after receipt of Licensee’s submission, such failure shall constitute a disapproval of the submittal.

(d) Changes. If during the term of this Agreement there is to be any change to Advertisements bearing or incorporating the Trademarks and/or Copyright Works (even if such changes do not relate to a change in the display of Trademarks and Copyright Works) after the initial approval, the changed Advertisements shall be considered new proposed Advertisements and Licensee must comply with the provisions of Section 4(b) prior to using the changed Advertisements.

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5.	TRADEMARK AND COPYRIGHT OWNERSHIP AND NOTICES

(a) Licensee’s use of the Trademarks shall, depending upon the directions provided by Licensor, in every instance be combined with one of the following notices: (i) Reg. U.S. Pat. & TM. Off.; (ii) ®; (iii) Trademark of Charles & Colvard; (iv) TM; or (v) such other similar language as shall have Licensor’s prior approval.

(b) Licensor and Licensee agree and intend that all material, including without limitation all artwork and designs, created by Licensee or any other person or entity retained or employed by Licensee bearing, displaying or containing the Trademarks or Copyright Works (“Copyright Materials”) are works made for hire within the meaning of the United States Copyright Act and shall be the property of Licensor, unencumbered by moral rights. As owner, Licensor shall be entitled to use and license others to use the Copyright Materials. To the extent the Copyright Materials are not works made for hire, Licensee hereby irrevocably assigns to Licensor, its successors and assigns, the entire right, title and interest in perpetuity throughout the world in and to any and all rights, including all copyrights and related rights in such Copyright Materials. Licensee warrants and represents that: (i) the Copyright Materials are completely original and are not based on or derived from the work or works of any third party; (ii) only Licensee created or contributed to the Copyright Materials; (iii) the Copyright Materials are an original work of authorship, and no royalties, honorariums or fees were, are or will be payable to other persons by reason of Licensor’s use of the Copyright Materials; and (iv) the Copyright Materials do not infringe the rights of others. If Licensee wishes to retain a third party to assist Licensee in the creation of the Copyright Materials, Licensee shall obtain Licensor’s prior approval and shall obtain and provide to Licensor an original assignment from the third party to Licensor of the third party’s rights in the Copyright Materials.

(c) The following notice (or such other notice as shall have Licensor’s prior approval) shall appear in connection with the Copyright Works and/or Copyright Materials at least once on Advertisements using Copyright Works and/or Copyright Materials: © (year of first publication) Charles & Colvard® All Rights Reserved.

(d) Licensee shall not use any language or display the Trademarks, Copyright Works and Copyright Materials in such a way as to create the impression that the Trademarks, Copyright Works and Copyright Materials belong to Licensee. Licensee shall not use any Trademark, any trademark incorporating all or any part of the Trademarks, the Copyright Works or the Copyright Materials on any business sign, business cards, stationery or forms (except as licensed herein), or as the name of Licensee’s corporation or business or any division thereof, unless otherwise agreed by Licensor in writing. Licensee waives all claims to any rights in materials bearing the Trademarks, Copyright Works and Copyright Materials beyond the limited permission to use the Trademarks granted in this Agreement.

(e) Upon Licensor’s request and without further consideration, Licensee agrees to execute any additional documents proposed by Licensor, or do or have done all things as may be requested by Licensor to vest and/or confirm the sole and exclusive ownership of all right, title and interest, including copyrights and related rights in and to the Copyright Materials in favor of Licensor, its successors and assigns.

(f) Licensee hereby irrevocably assigns and transfers to Licensor, or if applicable, Licensee agrees to obtain an appropriate assignment by an author to the Licensor, to the extent permissible in any jurisdiction, any and all moral rights in and to the Copyright Materials and, where non-assignable, Licensee hereby irrevocably waives, or if applicable, Licensee agrees to obtain an appropriate waiver by any authors of, in favor of the Licensor, its successors, assigns, employees, agents, representatives and/or any persons acting under Licensor’s authority, any and all moral rights in such Copyright Materials.

(g) The use of any word, name, symbol or device by Licensee to identify or distinguish any of Licensor’s products shall inure to the benefit of Licensor. The use of any such word, name, symbol or device in connection with Advertisements shall be made only with Licensor’s prior approval. All trademark rights in any such word, name, symbol or device shall belong to Licensor and shall be exercised by Licensee only pursuant to Licensor’s prior, written approval. At its sole discretion, Licensor may amend the Brand Identity Guidelines to include any such word, name, symbol or device.

6.	RIGHTS IN THE TRADEMARKS AND COPYRIGHT WORKS

(a) Licensee shall not make any unlicensed use, file any application for registration or claim any other proprietary right to any of the Trademarks, Copyright Works, Copyright Materials or derivations or adaptations thereof, or any marks or works similar thereto.

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(b) Licensee acknowledges the validity of and Licensor’s title to the Trademarks, Copyright Works and Copyright Materials and shall not do or suffer to be done any act or thing, which will impair the rights of Licensor in and to the Trademarks, Copyright Works or Copyright Materials. Licensee shall not acquire and shall not claim any title or any other proprietary right to the Trademarks, Copyright Works, Copyright Materials or in any derivation, adaptation, variation or name thereof by virtue of this license or Licensee’s creation or usage.

7.	ELECTRONIC MATERIALS

(a)	CD ROM USE

Charles & Colvard, Ltd. (“Licensor”) hereby grants to you (“Licensee”) a limited, non-exclusive, royalty-free license to use certain trademarks and certain copyrights in works as are made available by Licensor on specified CD Rom (the “Licensed Materials”) solely in connection with the advertising, promotion, and sale of Licensee’s products which incorporate Charles & Colvard created Moissanite. Licensee is granted the right to use the Licensed Materials only in conformity with the terms of this agreement and the guidelines concerning the use of Licensor’s trademarks and copyright works as described in the Brand Identity Guidelines, as may be amended from time to time. Licensee may make no other use of the Licensed Materials, and Licensor reserves any rights, benefits, and opportunities not expressly granted to Licensee under this agreement.

The Licensee may not include the Licensed Materials in any electronic files to be distributed or used by others without first obtaining the specific written consent of Licensor. Furthermore, the Licensee shall have no right to, nor shall it attempt to challenge, assign, sublicense, transfer, pledge, lease, rent, or share the rights granted under this License Agreement to or with any third party, in whole or in part, without the prior written consent of Licensor. Licensee acknowledges and agrees that the Licensed Materials (and trademarks and copyrights therein) are proprietary to Licensor and protected under applicable U. S. and foreign laws.

Licensor may terminate this agreement at any time and for any reason. Upon termination, Licensee must destroy all copies, electronic or otherwise, of the Licensed Materials and/or any materials incorporating parts thereof. Licensee may terminate this agreement at any time by destroying the Licensed Materials and/or any materials incorporating parts thereof in Licensee’s possession.

Licensee agrees to comply with Licensor’s standards for controlling the quality of products sold under or in connection with the Licensed Materials.

Licensee may not reverse engineer, modify, or create derivative works based upon the Licensed Materials or any part thereof, except as is specifically permitted in the Brand Identity Guidelines.

The following notice (or such other notice as shall have Licensor’s prior written approval) shall appear in connection with the Licensed Materials at least once on all documentation: “Used pursuant to license from Charles & Colvard, Ltd.” License shall also use “© (year of first publication) Charles & Colvard, Ltd. All Rights Reserved” in connection with copyright works and ™ or ®, as appropriate, in connection with trademarks.

Furthermore, upon notice from Licensor posted electronically that it has changed the appearance of the Licensed Materials (or any of the trademarks and/or copyright works therein), Licensee shall use only the changed version in any and all materials produced by Licensee within four (4) weeks following Licensor’s initial notice.

(b)	WEBSITE

Charles & Colvard, Ltd. (“Licensor”) hereby grants to you (“Licensee”) a limited, non-exclusive, royalty-free license to use certain trademarks and certain copyrights in works as are made available by Licensor for electronic download (the “Licensed Materials”) solely in connection with the advertising, promotion, and sale of Licensee’s products which incorporate Charles & Colvard created Moissanite. Licensee is granted the right to use the Licensed Materials only in conformity with the terms of this agreement and the guidelines concerning the use of Licensor’s trademarks and copyright works as described in the Brand Identity Guidelines, as may be amended from time to time. Licensee may make no other use of the Licensed Materials, and Licensor reserves any rights, benefits, and opportunities not expressly granted to Licensee under this agreement.

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The Licensee may not include the Licensed Materials in any electronic files to be distributed or used by others without first obtaining the specific written consent of Licensor. Furthermore, the Licensee shall have no right to, nor shall it attempt to challenge, assign, sublicense, transfer, pledge, lease, rent, or share the rights granted under this License Agreement to or with any third party, in whole or in part, without the prior written consent of Licensor. Licensee acknowledges and agrees that the Licensed Materials (and trademarks and copyrights therein) are proprietary to Licensor and protected under applicable U. S. and foreign laws.

Licensor may terminate this agreement at any time and for any reason. Upon termination, Licensee must destroy all copies, electronic or otherwise, of the Licensed Materials and/or any materials incorporating parts thereof. Licensee may terminate this agreement at any time by destroying the Licensed Materials and/or any materials incorporating parts thereof in Licensee’s possession.

Licensee agrees to comply with Licensor’s standards for controlling the quality of products sold under or in connection with the Licensed Materials.

Licensee may not reverse engineer, modify, or create derivative works based upon the Licensed Materials or any part thereof, except as is specifically permitted in the Brand Identity Guidelines.

The following notice (or such other notice as shall have Licensor’s prior written approval) shall appear in connection with the Licensed Materials at least once on all documentation: “Used pursuant to license from Charles & Colvard, Ltd.” License shall also use “© (year of first publication) Charles & Colvard, Ltd All Rights Reserved” in connection with copyright works and ™ or ®, as appropriate, in connection with trademarks.

From time to time, Licensor may add other articles, trademarks, or copyright works for electronic download, and the parties agree that by such action this agreement shall be amended to include such additions. Furthermore, upon notice from Licensor posted electronically that it has changed the appearance of the Licensed Materials (or any of the trademarks and/or copyright works therein), Licensee shall use only the changed version in any and all materials produced by Licensee within four (4) weeks following Licensor’s initial notice.

8.	COOPERATION WITH LICENSOR

If Licensee learns of any infringement of the Trademarks, Copyright Works or Copyright Materials or of the existence, use or promotion of any mark or design similar to the Trademarks, Copyright Works or Copyright Materials, Licensee shall promptly notify Licensor. Licensor will, in its discretion, decide whether to object to such existence, use or promotion. Licensee agrees to cooperate fully with Licensor in the prosecution of any trademark or copyright application that Licensor may desire to file or in the conduct of any litigation relating to the Trademarks, Copyright Works or Copyright Materials, as may reasonably be required by Licensor.

9.	EXTENT AND AMENDMENT OF THE LICENSE

From time to time, Licensor may add other articles, trademarks, or copyright works to the Brand Identity Guidelines and the parties agree that by such action this Agreement shall be amended to include such additions. Furthermore, upon notice from Licensor that it has changed the appearance of any of the Trademarks or Copyright Works, Licensee shall incorporate the new version of the changed Trademark or Copyright Work into all Advertisements bearing the changed Trademark or Copyright Work within four (4) weeks following Licensor’s initial notice.

10.	COMPLIANCE WITH GOVERNMENT STANDARDS

Licensee represents and warrants that the Advertisements shall comply with, meet and/or exceed all Federal, State or Provincial, and local laws, ordinances, standards, regulations and guidelines, including, but not limited to, those pertaining to product, quality, labeling and propriety. Licensee agrees that it will not publish material in its Advertisements or cause or permit any material to be published, in violation of any such Federal, State or Provincial, or local law, ordinance, standard, regulation or guideline.

11.	POST-TERMINATION AND-EXPIRATION RIGHTS AND OBLIGATIONS

(a) At the expiration or termination of this Agreement, all rights granted to Licensee under this Agreement shall forthwith revert to Licensor, and Licensee shall refrain from further use of the Copyright Works, Copyright Materials and/or the Trademarks, either directly or indirectly, or from use of any marks or designs similar to the Copyright Works, Copyright Materials or the Trademarks.

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Licensee will immediately cease all use of Advertisements bearing or including the Trademarks, Copyright Works and/or Copyright Materials. Licensee also shall turn over to Licensor all photographs, codes and other materials, which reproduce the Copyright Works, Copyright Materials or the Trademarks or shall provide evidence satisfactory to Licensor of their destruction. Licensee shall be responsible to Licensor for any damages caused by the unauthorized use by Licensee or by others of such photographs, codes and other materials, which are not turned over to Licensor.

(b) Licensee acknowledges that any breach or threatened breach of any of Licensee’s covenants in this Agreement relating to the Trademarks, Copyright Works and/or Copyright Materials, including without limitation, Licensee’s failure to remove such materials from its Advertisements at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent license of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for any such breach or threatened breach, and Licensee agrees that in the event of any such breach or threatened breach, Licensor shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper, without the necessity of Licensor posting any bond.

12.	ASSIGNMENT AND SUBLICENSE

(a) Licensee shall not assign or transfer any of its rights under this Agreement or delegate any of its obligations under this Agreement (whether voluntarily, by operation of law, change in control or otherwise) without Licensor’s prior approval. Any attempted assignment, transfer, or delegation by Licensee without such approval shall be void and a material breach of this Agreement. A change in the majority ownership or a material change in the management of Licensee shall constitute an assignment of rights under this Section requiring Licensor’s prior approval.

(b) Licensee may sublicense its rights hereunder to authorized jewelry distributors or retailers engaged in the sale of Licensee’s products which incorporate Charles & Colvard created Moissanite jewels; provided Licensee shall first notify, in writing, Licensor of any such authorized jewelry distributor or retailer to be sublicensed hereunder and each of which must agree to be bound by the terms of this Agreement. Each such sublicense shall be deemed automatically approved by Licensor. Any other proposed sublicense shall require Licensor’s prior written approval. Licensee shall use all commercially reasonable efforts to insure the use of the rights granted by the sublicense are used in conformity with the terms of this Agreement, including but not limited to notification by Licensee to Licensor of any misuse of the rights and full cooperation with Licensor in asserting Licensor’s rights to the full extent of the law.

13.	INDEPENDENT CONTRACTOR

Licensee is an independent contractor and not an agent, partner, joint venture, affiliate or employee of Licensor. No fiduciary relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees, Licensee shall have no authority to obligate or bind Licensor in any manner. Licensor has no proprietary interest in Licensee and has no interest in the business of Licensee, except to the extent expressly set forth in this Agreement.

14.	SEVERABILITY

If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which will maintain the economic purposes and intentions of this Agreement.

15.	SURVIVAL

Licensee’s obligations and agreements under Sections 5, 6, 9 and 10 shall survive the termination or expiration of this Agreement.

16.	MISCELLANEOUS

(a) Captions. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

(b) Scope and Amendment of Agreement. This Agreement constitutes the entire agreement between the parties with respect to the use of Licensor’s Trademarks, Copyright Works and Copyright Materials and supersedes any and all prior and

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contemporaneous negotiations, understandings or agreements in regard to such subject matter and is intended as a final expression of their Agreement. With the exception of the addition of new Trademarks, Copyright Works, and Copyright Materials as provided for in Section 7, this Agreement may be amended only by written instrument expressly referring to this Agreement, setting forth such amendment and signed by Licensor and Licensee.

(c) Governing Law and Interpretation. This Agreement will be deemed to have been executed in the State of North Carolina, United States of America and will be construed and interpreted according to the laws of that State without regard to its conflicts of law principles or rules. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(d) Attorneys’ Fees. If Licensor brings any legal action or other preceding to interpret or enforce the terms of this Agreement, or if Licensor retains a collection agent to collect any amounts due under this Agreement, then Licensor shall be entitled to recover reasonable attorneys’ fees and any other costs incurred, in addition to any other relief to which it is entitled.

(e) Waiver. The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing and signed by the Chief Executive Officer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.

CHARLES & COLVARD, LTD.			LICENSEE: REEVES PARK, INC.

By:	/s/ James R. Braun	Date: 3-17-08	By:	/s/ Klaus H. Jung	Date: 3-14-08
	James R. Braun,			Klaus H. Jung
	VP of Finance & CFO			President